DECLARATION OF TRUST

                               Dated June 12, 1985

     DECLARATION OF TRUST, made June 12, 1985 by Andrew J. Donohue, Glenn O. Head and David D. Grayson (the "Trustees").

     WHEREAS, the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;

     NOW,   THEREFORE,   the  Trustees  declare  that  all  money  and  property
contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME

     Section 1. This Trust shall be known as "First Investors Life Series Fund."

DEFINITIONS

     Section 2. Wherever used herein, unless otherwise required by the context or specifically provided:

          (a) The Terms "Affiliated Person", "Assignment", "Commission", "Interested Person", "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 3(a)(42) of the 1940 Act,



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     whichever may be  applicable)  and "Principal  Underwriter"  shall have the meanings given them in the 1940 Act, as amended from time to time;

          (b) The "Trust" refers to First Investors Life Series Fund;

          (c) "Net Asset Value" means the net asset value of the Trust determined in the manner provided in Article X, Section 3;

          (d) "Shareholder" means a record owner of Shares of the Trust;

          (e) The "Trustees" refer to the individual Trustees in their capacity as Trustees hereunder of the Trust and their successor or successors for the time being in office as such Trustees;

          (f) "Shares" includes each class of Shares which may be issued by the Trust and means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes a fraction of Shares as well as whole Shares; and

          (g) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.



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                                   ARTICLE II

                                PURPOSE OF TRUST

     The purpose of this Trust is to provide investors a continuous source of managed investment in securities.

                                   ARTICLE III

                               BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

     Section 1. There may be one or more classes of Shares of the Trust as the Trustees may from time to time determine. The beneficial interest of each class shall at all times be divided into an unlimited number of transferable Shares, without par value, each of which shall represent an equal proportionate interest in the class with each other Share of the class outstanding, none having priority or preference over another. The Trustees may from time to time divide or combine the Shares of any class into a greater or lesser number without thereby changing the proportionate beneficial interest in the class. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

OWNERSHIP OF SHARES

     Section 2. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of shares and similar matters. The record books of the Trust shall be


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conclusive  as to who are the  holders  of Shares and as to the number of Shares held from time to time by each.

INVESTMENT IN THE TRUST

     Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Such investments may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution for capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to the shareholder's account in the form of full and fractional shares of the Trust at the Net Asset value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

NO PREEMPTIVE RIGHTS

     Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.



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LIMITATION OF PERSONAL LIABILITY

     Section 5. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

                                   ARTICLE IV

                                  THE TRUSTEES

MANAGEMENT OF THE TRUST

     Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

ELECTION:  Initial Trustees

     Section 2. On or before December 31, 1985, on a date fixed by the Trustees, the Shareholders shall elect not less than three Trustees. A Trustee shall not be required to be a Shareholder of the Trust. The initial Trustees shall be Andrew J. Donohue, David D. Grayson and Glenn O. Head, and such other


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individuals as the Board of Trustees shall appoint pursuant to Section 4 of this
Article IV.

TERM OF OFFICE OF TRUSTEES

     Section 3. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except that (a) any Trustee may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any Special Meeting of the Trust by a vote of two-thirds of the outstanding Shares.

RESIGNATION AND APPOINTMENT OF TRUSTEES

     Section 4. In case of the declination, death, resignation, retirement, removal or inability of any Trustee, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of


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the Trust,  whereupon the appointment shall take effect.  Within three months of such appointment, the Trustees shall cause notice of such appointment to be mailed to each Shareholder at his address as recorded on the books of the Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE

     Section 5. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.


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NUMBER OF TRUSTEES

     Section 6. The number of Trustees, not less than three (3) nor more than fifteen (15), serving hereunder at any time shall be determined by the Trustees themselves.

     Whenever a vacancy in the Board of Trustees shall occur and until such vacancy is filled, or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy shall remain unfilled for a period longer than six calendar months.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

     Section 7. The death, declination, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

ASSETS AND LIABILITIES OF THE TRUST

     Section 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall


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at all times be considered as vested in the Trustees.  No  Shareholder  shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                    ARTICLE V

                             POWERS OF THE TRUSTEES

POWERS

     Section 1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in the Declaration of Trust or the Bylaws of the Trust, the Trustees shall have power and authority to do any act they are permitted by law to do, including:

          (a) To buy, and invest funds in their hands in, securities including, but not limited to, common stock, preferred stock, bonds, debentures, warrants and rights to purchase or sell securities, certificates of


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     beneficial  interest,  notes or other evidences of  indebtedness  issued by corporations, trusts or associations, domestic or foreign, or issued and guaranteed by the United States of America or any agency thereof, by the government of any foreign county, or obligations issued by or on behalf of states, territories and possessions of the United States and the District
     of   Columbia   and   their    political    subdivisions,    agencies   and
     instrumentalities, or by any political subdivision or agency of any foreign county, in "when-issued" contracts for any such securities, or purchase and simultaneously resell for later delivery any obligation, or retain such proceeds in cash, and from time to time change the investments of its funds.

          (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal such Bylaws to the extent that they do not reserve that right to the Shareholders.

          (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

          (d) To employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws, if any.

          (e) To retain a transfer agent and Shareholder servicing agent, or both.

          (f) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both.


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          (g) To set record dates in the manner hereinafter provided for.

          (h) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter.

          (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4(b) hereof.

          (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such powers and discretion with relation to securities or property as the Trustees shall deem proper.

          (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

          (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of trust companies or investment companies.


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          (m) To consent to or participate  in any plan for the  reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions which respect to any security held in the Trust.

          (n) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

          (o) To make distributions to Shareholders in the manner hereinafter provided for.

          (p) To borrow money from a bank for temporary or emergency purposes and not for investment purposes. The Trustees shall not pledge, mortgage or hypothecate the assets of the Trust except that, to secure borrowings, it may pledge securities.

          (q) To establish,  from time to time, a minimum total  investment  for
     Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.

     No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.


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TRUSTEES AND OFFICERS AS SHAREHOLDERS

     Section 2. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares of the Trust to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

ACTION BY THE TRUSTEES

     Section 3. The Trustees shall act by majority vote at a meeting duly called, or by unanimous written consent without a meeting, or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need


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not be given to any Trustee who attends  the meeting  without  objecting  to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

CHAIRMAN OF THE TRUSTEES

     Section 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may also be any officer of the Trust.

                                   ARTICLE VI

                              EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

     Section 1. The Trustees shall be reimbursed from the Trust estate for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust or its investment adviser; interest expense; taxes; fees and commissions of every kind; expenses of pricing Trust portfolio securities; expenses of issue, repurchase and redemption of Shares, including expenses attributable to a program of periodic repurchases or redemptions; expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations; charges of custodians, transfer


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agents  and   registrars;   expenses  of  preparing   and  setting  up  in  type
prospectuses; expenses of printing and distributing prospectuses sent to existing shareholders; auditing and legal expenses; reports to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; insurance expenses; association membership dues; and such nonrecurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities, by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VII

          INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

INVESTMENT ADVISER

     Section 1. Subject to a Majority Shareholder Vote, the Trustees in their discretion from time to time may enter into an investment advisory or management contract whereby the other party to such contract shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the


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Trustees  may  authorize  the  investment  adviser  (subject to such  general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, agent or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

PRINCIPAL UNDERWRITER

     Section 2. The Trustees may in their discretion from time to time enter into a contract providing for the sale of the Shares of the Trust, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII, or of the Bylaws, if any; and such contract may also provide for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.

TRANSFER AGENT

     Section 3. The Trustees may in their discretion from time to time enter into a transfer agency and shareholder service contract whereby the other party


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shall undertake to furnish the Trustees transfer agency and Shareholder services including clerical and accounting services.  The contract shall be on such terms
and  conditions  as  the  Trustees  may  in  their   discretion   determine  not
inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any, and may provide for the computation of the Trust's Net Asset Value in accordance herewith. Such services may be provided by one or more entities.

PARTIES TO CONTRACT

     Section 4. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, partnership, trust or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.


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PROVISIONS AND AMENDMENTS

     Section 5. Any contract  entered  into  pursuant to Section 1 and 2 of this
Article VII shall be consistent with and subject to the requirements of Section 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to
Section 1 of this Article VII, shall be effective unless assented to by a Majority Shareholder Vote.

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

     Section 1. The Shareholders shall have power to vote: (i) for the election of Trustees as provided in Article IV, Section 2; (ii) for the removal of Trustees as provided in Article IV, Section 3(d); (iii) with respect to any investment adviser as provided in Article VII, Section 1; (iv) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7; (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; and (vi) with respect to such additional matters relating


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to the Trust as may be required or  authorized  by law, by this  Declaration  of
Trust, or the Bylaws of the Trust, if any, or any registration of the Trust or its Shares with the Commission or any State, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust, to be taken by Shareholders.

MEETINGS

     Section 2. The first  Shareholders  meeting  shall be held as  specified in
Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth (1/10) of the outstanding Shares entitled to vote. Shareholders shall be entitled to at least fifteen (15) days' notice of any meeting.

QUORUM AND REQUIRED VOTE

     Section 3. At any meeting of the Shareholders a quorum for the transaction of business shall consist of one or more persons appearing in person or by proxy and owning or representing a majority of the Shares of the Trust then outstanding and entitled to vote, provided that a less number may make


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reasonable  adjournment  of such meeting until a quorum is obtained.  Subject to any applicable requirements of law or of this Declaration of Trust or the Bylaws, if any, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee.

                                   ARTICLE IX

                                    CUSTODIAN

APPOINTMENT AND DUTIES

     Section 1. The Trustees shall at all times employ a bank or trust company having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

          (1) to hold the securities owned by the Trust and deliver the same upon written order;

          (2) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

          (3) to disburse such funds upon orders or vouchers. The Trust may also employ such custodian as its agent:

          (1) to keep the books and accounts of the Trust and furnish clerical and accounting services; and


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          (2) to compute, if authorized to do so by the Trustees,  the Net Asset
     Value of the Trust in accordance with the provisions hereof;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000).

CENTRAL CERTIFICATE SYSTEM

     Section 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE X

                          DISTRIBUTIONS AND REDEMPTIONS

DISTRIBUTIONS

     Section 1.

     (a) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to, or from time to time, to declare and cause to be paid dividends or distributions in such amounts as the Trustees may determine, which dividends or distributions, at the election of the Trustees, may be payable in Shares, in cash, or in cash or Shares at the election of each Shareholder.

     (b) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders a "stock dividend."

     (c) The record date for the determination of Shareholders entitled to dividends or distributions declared pursuant to (a) and (b) above shall be fixed by the Trustees as provided in Article XII, Section 3 hereof.

 REDEMPTIONS

     Section 2. In case any Shareholder of record of the Trust desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase his Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the principal underwriter of the Trust shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof), next determined after the request is deemed to be received by the Trust. Payment for such Shares shall be made by the Trust or the principal underwriter of the Trust in accordance with the instructions of such Shareholder within seven (7) days after the date upon which the request is received in proper form, unless otherwise delayed by law or order of the Commission. In connection with such purchases of Shares by the Trust, the Trustees may from time to time determine to charge shareholders a fee in an amount not to exceed 2% of the Net Asset Value of the Shares so purchased.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

     Section 3. The term "Net Asset Value" of the Trust shall mean that amount by which the assets of the Trust, at fair market values, exceed its liabilities, all as determined by or under the direction of the Trustees. Net asset value per Share shall be determined on each day on which the Trust is open for business or trading in the Trust's assets takes place, and at such time or times during said day as the Trustees may determine, and the value so determined shall become effective at such time. Such determination shall be made (i) by appraising securities in the portfolio of the Trust at market value, or in the absence of readily available market quotations, at fair value, both as determined by and pursuant to methods presented or approved by the Trustees; (ii) by appraising all other assets at their fair value in the best judgment of the Trustees; (iii) by deducting any actual and accrued liabilities determined in accordance with good accounting practice, and (iv) by dividing by the number of Shares then outstanding; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any Order of the Securities and Exchange Commission applicable to the Trust. The Trustees may delegate any of their powers and duties under this
Section 3 with respect to appraisal of assets and liabilities.

SUSPENSION OF THE RIGHT OF REDEMPTION

     Section 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or (iv) during any other period when the Commission (or any succeeding governmental authority) may for the protection of security holders of the Trust by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission (or any succeeding governmental authority) shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first business day of the Trust on which said stock exchange shall have reopened or the period specified in (ii) or (iii) shall have expired (as to which in the absence of an official ruling by said Commission or succeeding authority, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value existing after the termination of the suspension.

                                   ARTICLE XI

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

LIMITATION OF LIABILITY

     Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

INDEMNIFICATION

     Section 2.

     (a) Subject to the exceptions and limitations contained in Section (b) below:

          (i) every person who is, or has been, a Trustee or officer of the Trust (a "Covered Person") shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

          (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     (b) No indemnification shall be provided hereunder to a Covered Person:

          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

          (ii)  in  the  event  of  a  settlement,   unless  there  has  been  a
     determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

               (A) by the court or other body approving the settlement; or

               (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

     (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 2 may be paid by the Trust from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this
Section 2; provided, however, that either (a) such Covered Person shall have provided appropriate security for such undertaking, (b) the Trust is insured against losses arising out of any such advance payments or (c) either a majority of the Trustees who are neither interested persons of the Trust nor are parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

SHAREHOLDERS

     Section 3. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                   ARTICLE XII

                                  MISCELLANEOUS

TRUST NOT A PARTNERSHIP

     Section 1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect the Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

     Section 2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this
Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

     Section 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividends or distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distributions, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

TERMINATION OF TRUST

     Section 4.

     (a) This Trust shall continue without limitation of time but subject to the provisions of sub-sections (b), (c) and (d) of this Section 4.

     (b) The Trustees, with the approval of the Shareholders by Majority Shareholder Vote and in accordance with all applicable law, may sell and convey the assets of the Trust to another trust, partnership, association or corporation organized under the laws of any state of the United States, or political subdivision thereof, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust; and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

     (c) Subject to a Majority Shareholder Vote and in accordance with all applicable law, the Trustees may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding shares.

     (d) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsections (b) and (c), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

FILING OF COPIES, REFERENCES, HEADINGS

     Section 5. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each Supplemental Declaration of Trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such Supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such Supplemental Declaration of Trust. In this instrument or in any such Supplemental Declaration of Trust, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such Supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

APPLICABLE LAW

     Section 6. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

AMENDMENTS

     Section 7. If authorized by votes of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a Declaration of Trust supplemental hereto, which thereafter shall form a part hereof. Copies of the Supplemental Declaration of Trust shall be filed as specified in Section 5 of this Article XII.

REGISTERED AGENT

     Section 8. The Registered Agent of the Trust within the Commonwealth of Massachusetts for service of process, and the principal place of business of the Trust within the Commonwealth of Massachusetts, shall be U.S. Corporation Company, One Court Street, Boston, Massachusetts 02108.

FISCAL YEAR

     Section 9. The fiscal year of the Trust shall be the calendar year, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

     IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 12th day of June, 1985


                                               /s/ Andrew J. Donohue
                                               ---------------------------------
                                               Andrew J. Donohue

                                               /s/ David D. Grayson
                                               ---------------------------------
                                               David D. Grayson

                                               /s/ Glenn O. Head
                                               ---------------------------------
                                               Glenn O. Head

STATE OF NEW YORK     )
                      :  ss.:
COUNTY OF NEW YORK    )

     BE IT REMEMBERED, that on this 12th day of June 1985, personally came before me, a Notary Public in and for the State of New York, ANDREW J. DONOHUE, DAVID D. GRAYSON and GLENN O. HEAD, all of the parties to the foregoing
Declaration of Trust known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively, and that the facts therein stated are truly set forth, given under my hand and seal of office the day and year aforesaid.

                                               /s/ Thatcher A. Stone
                                               ---------------------------------
                                               Thatcher A. Stone
                                               Notary Public, State of New York
                                               No. 31-4830010
                                               Qualified in New York County
                                               Commission Expires March 30, 1987

(SEAL)